UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007 (September 18, 2007)

Eagle Bulk Shipping Inc.
 (Exact Name of Registrant as Specified in its Charter)

Marshall Islands	000-51366	98-0453513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

477 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 785-2500
 (Registrant's telephone number, including area code)

None
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1. 01                     Entry into a Material Definitive Agreement.

On September 18, 2007, the Registrant entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. (the “Underwriter”) pursuant to which the Registrant agreed to sell to the Underwriter 5,000,000 shares of common stock, par value $0.01 per share (the "Shares") in a registered public offering at a price per Share to the Underwriter of $25.40.  On September 21, 2007 the sale of the Shares pursuant to the Underwriting Agreement was completed, resulting in net proceeds to the Registrant of $127,000,000 before expenses.

Item 9.01                      Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 18, 2007, between Eagle Bulk Shipping Inc. and Jefferies & Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.

By: /s/ Alan S. Ginsberg
Name:    Alan S. Ginsberg
Title:      Chief Financial Officer

Date: September 21, 2007

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 18, 2007, between Eagle Bulk Shipping Inc. and Jefferies & Company, Inc.